FIFTH AMENDMENT TO THE LOAN AGREEMENT
BETWEEN
THE DIRECTOR OF DEVELOPMENT
OF THE STATE OF OHIO
AND
THE GUITAMMER COMPANY

THIS FIFTH AMENDMENT TO THE LOAN AGREEMENT (the "Fifth Amendment") is made and entered into as of the 12 day of February, 2013 by and between the Director of the Ohio Development Services Agency, formerly known as the Department of Development of the State of Ohio (hereinafter referred to as "Director") and The Guitammer Company, a Nevada corporation (the "Company").

Background Information

A. On or about April 25, 2008, the Director and the Company executed a Loan Agreement to provide an Innovation Ohio Loan Fund loan in the amount of $1,083,951 to the Company (the "Original Loan Agreement"), as well as the various Loan Documents evidencing the transaction, each dated as of April 25, 2008, to permit the Company to undertake the Project as set forth in the Loan Agreement. The Director and the Company subsequently entered into a Loan Modification Agreement dated as of September 11, 2008 (the "First Amendment); a Second Loan Modification Agreement dated as of September 14, 2009 (the "Second Amendment"); a Third Loan Modification Agreement dated as of November 24, 2010 (the "Third Amendment"); a Fourth Loan Modification Agreement dated May 13, 2011 (the "Fourth Amendment") and together with the Original Loan Agreement shall collectively be referred to as the Loan Agreement.

B. The Company has requested a restructuring and re-amortization of the IOF Loan to extend the maturity of the loan and the Director has reviewed the Company's request and is willing to approve the modification upon the terms of this Amendment.

PROVISIONS

NOW THEREFORE, in consideration of the representations and mutual promises made herein, the benefits accruing to the parties herein, and the obligations continuing hereunder, the parties agree that:

1. Amendment to Section 3.1 (c). Section 3.1 (c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

   (c) In addition to all payments required under the Note, the Company shall also pay a loan participation fee to the director equal to fifteen percent (15%) of the amount of the Loan actually funded (the "Loan Participation Fee") payable at the end of the term of the Loan (whether by maturity, acceleration or otherwise); provided, however, if the Loan is prepaid prior to the end of the term of the Loan, the unpaid balance of such Loan Participation Fee shall be paid to the Director at the time of such prepayment.

2. Conditions to Effectiveness. This Amendment shall be effective upon completion of the following (each of such documents and/or actions to be in form and substance acceptable to the Director in her sole discretion):

following (each of such documents and/or actions to be in form and

(a) Execution and delivery of this Amendment by all parties hereto; and

(b) Execution and delivery of the Notice and Acknowledgement of Modification to Payment Schedule by the Company.

3. Representations and Warranties. The Company represents and warrants the following to the Director:

(a) The execution, delivery and performance by the Company of this Amendment and the transactions contemplated herein (i) are and will be within the powers of Company, (ii) have been authorized by all necessary actions of Company, (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law to which Company or any property of Company is bound, and (iv) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under the articles of organization, articles of incorporation, code of regulations, operating agreement, as applicable, or any indenture, agreement or undertaking to which Company is a party or by which Company or any property of Company are bound;

(b) This Amendment and any other agreements executed and delivered in connection herewith shall be valid, binding and enforceable against Company in accordance with their respective terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(c) Each of the representations and warranties contained in, and each of the exhibits and/or schedules attached to the Loan Agreement, as amended hereby, and the Loan Documents are true, correct and complete in all material respects as of the date hereof;

(d) No event of condition, which has or is likely to have a material adverse effect as to Company has occurred from the Closing Date to the date hereof; and

(e) Upon the effectiveness of this Amendment, no default or Event of Default is outstanding under the Loan Agreement or any of the Loan Documents.

4. Capitalized Terms. All capital terms not otherwise defined in this Fifth Amendment shall have the meaning set forth in the Loan Agreement.

5. Confirmation of Security Interests. The Company confirms and agrees that all prior security interests and liens granted to the Director in all existing and future assets of the Company remain unimpaired and in full force and effect and shall continue to cover and secure all the Company's obligations to the Director. Company further confirms and represents that all of the Project Equipment remains free and clear of all liens other than those in favor of the Director and as otherwise permitted in the Loan Documents. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of the Director's security interest in and liens upon the collateral of Company.

6. Obligations Absolute. Company covenants and agrees (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Loan Agreement, as modified by this Amendment, pursuant to the terms set forth therein and (b) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Loan Agreement and all other documents executed in connection herewith or thereof.

7. No Set-Offs Etc. Company hereby declares that Company has no set-offs, counterclaims, defenses or other causes of action against the Director arising out of the Loan Agreement or any Loan Documents, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by such Company.

8. Release. COMPANY HEREBY RELEASES, WAIVES AND FOREVER RELINQUISHES ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES AND CAUSES OF ACTION OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY SO-CALLED "DIRECTOR LIABILITY" CLAIMS OR DEFENSES WHICH IT HAS, MAY HAVE, OR MIGHT ASSERT NOW OR IN THE FUTURE AGAINST THE DIRECTOR AND/OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, A "RELEASEE" AND COLLECTIVELY, THE "RELEASEES"), DIRECTLY OR INDIRECTLY, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH (A) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE EXECUTION OF THIS AMENDMENT WITH RESPECT TO COMPANY'S OBLIGATIONS TO THE DIRECTOR, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, COMPANY'S INDEBTEDNESS TO THE DIRECTOR, OR THE ADMINISTRATION THEREOF, (B) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS, OR COMMUNICATIONS WITH RESPECT TO COMPANY'S OBLIGATIONS TO THE DIRECTOR OR (C) ANY THING OR MATTER RELATED TO ANY OF THE FOREGOING PRIOR TO THE EXECUTION OF THIS AMENDMENT. THE INCLUSION OF THIS PARAGRAPH IN THIS AMENDMENT AND THE EXECUTION OF THIS AMENDMENT BY THE DIRECTOR DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR ADMISSION BY THE DIRECTOR OF LIABILITY FOR ANY MATTER, OR A PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

9. Non-Waiver. This Amendment does not obligate the Director to agree to any other extension or modification of the Loan Agreement or other Loan Documents nor does it constitute a course of conduct or dealing on behalf of the Director or a waiver of any other rights or remedies of the Director. No omission or delay by the Director in exercising any right or power under the Loan Agreement, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

10. Incorporation. This Amendment is incorporated by reference into, and made part of, the Loan Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms.

11. No Modification. No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

12. Headings. The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

13. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of Ohio, excluding the provisions related to conflicts of laws.

15. Severability. The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

16. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of signatures sent by facsimile transmission or provided electronically in portable document format ("PDF") shall be deemed to be originals for purposes of execution and proof of this Amendment.

IN WITNESS WHEREOF, the Director and the Company have caused this Fifth Amendment to be duly executed by their duly authorized representatives, all as of the date and year first above written.

DIRECTOR:

Ohio Development Services Agency,
State of Ohio

Christiane Schmenk, Director

By: Diane Lease

Printed Name: Diane Lease

Title: Chief Legal Counsel

COMPANY:

The Guitammer Company,
a Nevada corporation

By: Mark Luden

Printed Name: Mark A Luden

Title: President / CEO

December 1, 2012

Ohio Development Services Agency
Attn: Loan Servicing
77 South High Street
P.O. Box 1001
Columbus, Ohio 43216

Re: **CONSENT**

Reference is made to that certain Intercreditor Agreement dated as of April 25, 2008 (the "Intercreditor Agreement"), by and between the Director of Development of that State of Ohio, now known as the Ohio Development Services Agency, (the "Director"), Thelma Gault (the "Lender") and The Guitammer Company, an Ohio corporation (the "Company"). The Director agreed to make a loan to the Company in the maximum principal amount of $1,083,951 (the "State Loan"), evidenced by a Loan Agreement dated as of April 25, 2008 (the "Director Loan Agreement"; and together with all other documents or instruments evidencing the State Loan, collectively referred to as the "State Loan Documents")

The Company has requested, and the Director is will to approve, a restructuring of the State Loan. The Director has agreed to re-amortize the State Loan and extend the maturity date to November 1, 2015.

Pursuant to Section 7 of the Intercreditor Agreement, no modification can be made to the Director Loan Agreement, which changes the payment schedule for the State Loan without prior written consent of the other party. I hereby provide consent to the modification of the repayment schedule of the State Loan, as outlined above.

Except as expressly provided herein, all provisions of the Director Loan Agreement and State Loan Documents remain in full force and effect. This letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter shall be a contract made under the laws of the State of Ohio, which laws shall govern all the rights and duties hereunder.

Sincerely,

Thelma Gault

Thelma Gault

NOTICE AND ACKNOWLEDGEMENT OF MODIFICATION TO PAYMENT SCHEDULE

The Director of the Department of Development of the State of Ohio, now known as the Ohio Development Services Agency (the "Director") and The Guitammer Company (the "Borrower") entered into a Loan Agreement dated April 25, 2008, in the original principal amount of $1,083,951.00 evidenced by a Cognovit Promissory Note dated April 25, 2008 (the "Note").

As referenced in the Note, the Director is authorized to modify such schedule from time to time, setting forth the amount of principal, interest and service fee payable under the Note. Pursuant to the Company's request, the Director has modified the payment schedule pursuant to the amortization schedule noted as Amortization Schedule #2, which is attached hereto as Exhibit A (the "Revised Schedule"). The Borrower agrees that this Revised Schedule shall supersede all prior amortization schedules, whether in the Note or in an attachment to the Note, and the undersigned Company acknowledges and authorizes the Director to update the schedule as an attachment to the Note. All other terms of the Note remain unchanged.

BORROWER:

The Guitammer Company,
an Ohio corporation

By: [signature]

Print: Mark A. Luden

Date: 1-24-2013